Exhibit 99.1

For Immediate Release

Contact:

Jerome Goldstein, CEO

or Lisa Gordon, VP of Business Development

Advanced Magnetics, Inc.

(617) 497-2070

ADVANCED MAGNETICS, INC. ANNOUNCES CLOSING OF $13.8 MILLION REGISTERED DIRECT SALE OF COMMON STOCK AND WARRANTS

Cambridge, MA (June 1, 2005) — Advanced Magnetics, Inc. (AMEX:AVM) today announced that it has closed a registered direct sale of common stock and warrant units to affiliates of Great Point Partners, LLC of Greenwich, CT and one of Advanced Magnetics’ directors.

Each unit was comprised of five (5) shares of common stock and a warrant to purchase one (1) share of common stock.  The issue price for each unit was $47.50, and the exercise price for each warrant is $13.00 per share.  Advanced Magnetics issued and sold a total of 1,452,625 shares of its common stock and warrants to purchase 290,525 shares of its common stock in connection with the transaction.  The company estimates net proceeds from the financing to be approximately $13.6 million after deducting estimated costs associated with the offering.  The proceeds from the transaction will be used to fund clinical development programs including continued development of ferumoxytol as an iron replacement therapeutic and for general working capital purposes.

The securities were issued pursuant to the Company’s existing shelf registration statement on Form S-3, which has been declared effective by the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be the sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Advanced Magnetics
Advanced Magnetics, Inc. is a developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products.  As a leader in our field, we are dedicated to the development and commercialization of our proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cardiovascular disease and cancer.  For more information about us, please visit our website at http://www.advancedmagnetics.com, the content of which is not part of this press release.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws.  Any statements contained in this press release that do not describe historical fact, including statements regarding the clinical  development of ferumoxytol and our intended use of the proceeds from the financing are forward-looking statements that

- more -

involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.  Such risks and uncertainties include the following: (1) the possibility that we may not be able to successfully complete the clinical development of ferumoxytol, one of our two products currently under development, or may not be able to complete the development in a timely manner, due to the timing of enrollment of patients in the Phase III studies, unexpected results from our clinical sites, inadequate performance by third-party service providers involved in the conduct of the clinical trials, deficiencies in the design or oversight by us of these studies, or any other factor causing a delay in or negatively affecting the results of the clinical studies for ferumoxytol; (2) the possibility that the results of past ferumoxytol studies may not be replicated in future studies; (3) uncertainties surrounding the timing and results of FDA interactions regarding the clinical development of ferumoxytol; (4) the possibility that we may not be able to timely or cost-effectively resolve the questions raised by the FDA and satisfy the conditions specified for approval of Combidex, including the provision of additional data or the conduct of additional clinical trials to demonstrate the efficacy of Combidex; (5) the possibility that we may not be able to raise additional capital on terms and on a timeframe acceptable to us, if at all; (6) our reliance on a limited number of customers and our dependence on our collaborative relationships; (7) uncertainties relating to our ability to continue to operate at commercial scale in compliance with FDA regulations and other applicable manufacturing requirements when producing Combidex or ferumoxytol; (8) uncertainties relating to patents and proprietary rights and other risks identified in our Securities and Exchange Commission filings.  We caution readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made.  We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

# # #